Exhibit 99.1
EDITORIAL CONTACT:
Amy Flores
+1 408 236 1594
amy_flores@keysight.com

INVESTOR CONTACT:
Jason Kary
+1 707 577 6916
jason.kary@keysight.com

Keysight Technologies Reports Second Quarter 2016 Results
Highlights:

•	GAAP net income of $88 million, or $0.51 per share

•	Non-GAAP net income of $106 million, or $0.61 per share(1)

•	GAAP revenue of $731 million

•	Non-GAAP revenue of $735 million(2)

SANTA ROSA, Calif., May 19, 2016 - Keysight Technologies, Inc. (NYSE: KEYS) today reported GAAP revenue of $731 million and non-GAAP revenue of $735 million for the second fiscal quarter ended April 30, 2016.(2)

“Keysight delivered second quarter results with revenue and earnings at the high-end of our guidance range as we continued to successfully navigate a challenging market environment and execute on our strategy to transform our business. We achieved measurable progress on our key growth initiatives while maintaining our focus on operating discipline,” said Ron Nersesian, Keysight president and CEO.

“We repurchased $42 million of common stock under the share repurchase program we initiated in February, reflecting our confidence in our long-term market opportunities and demonstrating our commitment to create value for shareholders,” added Nersesian.

Total revenue declined 1 percent year-over-year, or 7 percent on a non-GAAP core basis.(2) Compared with the second quarter of last year, communications market revenue was flat, or grew 2 percent on a non-GAAP basis,(2) driven by the acquisition of Anite and increased 5G sales, which was partially offset by the expected cautious capital spending sentiment. Aerospace & Defense market revenue grew 3 percent driven by strength in Asia combined with consistent spend among prime contractor customers in North America. Industrial, computer and semiconductor market revenue declined 4 percent driven by market softness in the computer and semiconductor markets. From a geographic perspective, total revenue grew year-over-year in Europe and Asia excluding Japan, and declined in the Americas and Japan.

Second quarter GAAP gross margin of 55.5 percent, compared with 56.3 percent in the second quarter of 2015. Non-GAAP gross margin of 57.8 percent increased 70 basis points as the mix of R&D and software revenue improved. (1)

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Second quarter GAAP income from operations was $95 million, or 13.0 percent of revenue and non-GAAP income from operations was $135 million, or 18.3 percent of revenue. (1)

Second quarter GAAP net income was $88 million, or $0.51 per share. Second quarter non-GAAP net income was $106 million, or $0.61 per share, (1) which excludes net adjustments of $18 million.

Third Fiscal Quarter Outlook

Keysight provides guidance based on current market conditions and expectations.

Keysight’s third quarter 2016 non-GAAP revenue is expected to be in the range of $697 million to $737 million.(2) Third quarter non-GAAP earnings per share are expected to be in the range of $0.50 to $0.64.(3)

Webcast

Keysight’s management will present more details about its second quarter FY2016 financial results and its third quarter FY2016 outlook on a conference call with investors today at 1:30 p.m. PT. This event will be webcast in listen-only mode. Listeners may log on and select Q2 2016 Keysight Technologies Inc. Earnings Conference Call in the Investor News & Events - Upcoming Events section at www.investor.keysight.com. The webcast will remain on the company site for 90 days.

A telephone replay of the conference call will be available at approximately 4:30 p.m. PT, May 19 through May 26 by dialing +1 855-859-2056 (or +1 404-537-3406 from outside the U.S.) and entering pass code 85416330.

About Keysight Technologies

Keysight Technologies (NYSE:KEYS) is a global electronic measurement technology and market leader helping to transform its customers’ measurement experience through innovations in wireless, modular, and software solutions. Keysight’s electronic measurement instruments, systems, software and services are used in the design, development, manufacture, installation, deployment and operation of electronic equipment. The business had revenue of $2.9 billion in fiscal year 2015. Information about Keysight is available at www.keysight.com.

Forward-Looking Statements

This news release contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. The forward-looking statements contained herein include, but are not limited to, information regarding Keysight’s future revenues, earnings and profitability; the future demand for the company’s products and services; and customer expectations. These forward-looking statements involve risks and uncertainties that could cause Keysight’s results to differ materially from management’s current expectations. Such risks and uncertainties include, but are not limited to, unforeseen changes in the strength of our customers’ businesses; unforeseen changes in the demand for current and new products, technologies, and services; customer purchasing decisions and timing, and the risk that we are not able to realize the savings or benefits expected from integration and restructuring activities.

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In addition, other risks that Keysight faces include those detailed in Keysight’s filings with the Securities and Exchange Commission, including our Form 10-Q for the fiscal quarter ended Jan. 31, 2016. Forward-looking statements are based on the beliefs and assumptions of Keysight’s management and on currently available information. Keysight undertakes no responsibility to publicly update or revise any forward-looking statement.

Non-GAAP Measures

Keysight uses a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of the business, for making operating decisions and for forecasting and planning for future periods. The definition of these non-GAAP financial measures may differ from similarly titled measures used by others, and such non-GAAP measures should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. Keysight generally uses non-GAAP financial measures to facilitate management’s comparisons to historic operating results, to competitors’ operating results and to guidance provided to investors. In addition, Keysight believes that the use of these non-GAAP financial measures provides greater transparency to investors of information used by management in its financial and operational decision-making.

(1) Non-GAAP gross margin, non-GAAP income from operations, non-GAAP net income, and non-GAAP net income per share exclude primarily the impacts of share-based compensation, restructuring and related costs, separation and related costs, acquisition and integration costs, acquisition-related fair value adjustments, asset impairments and non-cash intangible amortization. Keysight also excludes any tax benefits or expenses that are not directly related to ongoing operations and which are either isolated or cannot be expected to occur again with any regularity or predictability. Earnings per share is based on diluted shares. Reconciliations between non-GAAP gross margin and GAAP gross margin and non-GAAP income from operations and GAAP income from operations is set forth on page 6 and the reconciliation between non-GAAP net income and GAAP net income is set forth on page 7 respectively of the attached tables, along with additional information regarding the use of this non-GAAP measure.

(2) Non-GAAP revenue excludes the impact of fair value adjustment to acquisition-related deferred revenue balances for the Anite acquisition. Non-GAAP revenue as projected for Q3 FY16 also excludes the impact of fair value adjustment to acquisition-related deferred revenue balances. Core revenue is defined as non-GAAP revenue excluding the impact of currency and revenue from acquisitions until the first anniversary of the acquisition closing date. Reconciliation between GAAP revenue, non-GAAP revenue and core revenue is provided on page 5 and reconciliation between GAAP and non-GAAP revenue by region and GAAP and non-GAAP revenue by market is provided on page 9 and page 10 of the attached tables, respectively, along with additional information regarding the use of these non-GAAP measures.

(3) Non-GAAP earnings per share as projected for Q3 FY16 exclude primarily the impacts of share-based compensation, restructuring and related costs, separation and related costs, acquisition and integration costs, acquisition-related fair value adjustments, asset impairments and non-cash intangible amortization. Most of these excluded amounts pertain to events that have not yet occurred and are not currently possible to estimate with a reasonable degree of accuracy. Therefore, no reconciliation to GAAP amounts has been provided. Keysight is utilizing a fixed long-term projected non-GAAP tax rate. When projecting this long-term rate, Keysight excludes any tax benefits or expenses that are not directly related to ongoing operations and which are either isolated or cannot be expected to occur again with any regularity or

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predictability. Additionally, Keysight evaluates its current long-term projections, current tax structure and other factors such as existing tax positions in various jurisdictions and key tax holidays in major jurisdictions where Keysight operates. This long-term non-GAAP tax rate eliminates the effects of non-recurring and period specific items. This tax rate could be subject to change in the future for a variety of reasons, including but not limited to significant changes in geographic earnings mix including acquisition activity, or fundamental tax law changes in major jurisdictions where Keysight operates.

# # #

Additional information about Keysight Technologies is available in the newsroom at www.keysight.com/go/news.

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KEYSIGHT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)
PRELIMINARY

	Three Months Ended
	April 30,		Percent
	2016	2015	Inc/(Dec)
Orders	$761	$697	9%

Net revenue	$731	$740	(1)%

Costs and expenses:
Cost of products and services	325	324	—%
Research and development	108	96	12%
Selling, general and administrative	207	192	8%
Other operating expense (income), net	(4)	(5)	(28)%
Total costs and expenses	636	607	5%

Income from operations	95	133	(29)%

Interest income	─	1	(100)%
Interest expense	(12)	(11)	9%
Other income (expense), net	4	(1)	(500)%

Income before taxes	87	122	(29)%

Provision (benefit) for income taxes	(1)	26	(104)%

Net income	$88	$96	(8)%

Net income per share:
Basic	$0.52	$0.57
Diluted	$0.51	$0.56

Weighted average shares used in computing net income per share:
Basic	170	169
Diluted	172	171

The preliminary income statement is estimated based on our current information.

KEYSIGHT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)
PRELIMINARY

	Six Months Ended
	April 30,		Percent
	2016	2015	Inc/(Dec)
Orders	$1,440	$1,388	4%

Net revenue	$1,452	$1,441	1%

Costs and expenses:
Cost of products and services	654	642	2%
Research and development	216	192	13%
Selling, general and administrative	407	398	2%
Other operating expense (income), net	(18)	(11)	62%
Total costs and expenses	1,259	1,221	3%

Income from operations	193	220	(12)%

Interest income	1	1	— %
Interest expense	(24)	(23)	4%
Other income (expense), net	1	2	(50)%

Income before taxes	171	200	(15)%

Provision (benefit) for income taxes	19	34	(44)%

Net income	$152	$166	(8)%

Net income per share:
Basic	0.89	0.99
Diluted	0.88	0.97

Weighted average shares used in computing net income per share:
Basic	171	168
Diluted	172	171

The preliminary income statement is estimated based on our current information.

KEYSIGHT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(In millions, except par value and share amounts)
PRELIMINARY

	April 30, 2016	October 31, 2015
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$620	$483
Accounts receivable, net	408	398
Inventory	475	487
Deferred tax assets	75	74
Other current assets	159	137
Total current assets	1,737	1,579

Property, plant and equipment, net	531	518
Goodwill	731	700
Other intangible assets, net	226	246
Long-term investments	58	70
Long-term deferred tax assets	264	295
Other assets	108	100
Total assets	$3,655	$3,508

LIABILITIES AND EQUITY

Current liabilities:
Accounts payable	$168	$209
Employee compensation and benefits	174	168
Deferred revenue	198	175
Income and other taxes payable	39	50
Other accrued liabilities	73	84
Total current liabilities	652	686

Long-term debt	1,100	1,099
Retirement and post-retirement benefits	250	280
Long-term deferred revenue	69	61
Other long-term liabilities	84	80
Total liabilities	2,155	2,206

Total Equity:
Preferred stock; $0.01 par value; 100 million shares authorized; none issued and outstanding	—	—
Common stock; $0.01 par value; 1 billion shares authorized; 171 million shares at April 30, 2016 and 170 million shares at October 31, 2015, issued	2	2
Treasury stock at cost; 1.6 million shares at April 30, 2016 and zero shares at October 31, 2015	(42)	—
Additional paid-in-capital	1,211	1,165
Retained earnings	766	614
Accumulated other comprehensive loss	(437)	(479)
Total stockholders' equity	1,500	1,302
Total liabilities and equity	$3,655	$3,508

The preliminary balance sheet is estimated based on our current information.

KEYSIGHT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(In millions)
(unaudited)
PRELIMINARY

	Six Months Ended
	April, 30
	2016	2015

Cash flows from operating activities:
Net income	$152	$166
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	67	46
Share-based compensation	29	42
Excess tax benefit from share-based plans	—	(3)
Deferred taxes	3	13
Excess and obsolete inventory related charges	11	17
Gain on sale of land	(10)	—
Other non-cash expenses, net	2	1
Changes in assets and liabilities:
Accounts receivable	(3)	(5)
Inventory	(11)	(17)
Accounts payable	(27)	1
Payment to Agilent, net	—	(28)
Employee compensation and benefits	11	7
Income taxes payable	2	3
Retirement and post-retirement benefits	(20)	(21)
Other assets and liabilities	3	(62)
Net cash provided by operating activities (a)	209	160

Cash flows from investing activities:
Investments in property, plant and equipment	(62)	(31)
Acquisition of businesses and intangible assets, net of cash acquired	(10)	—
Proceeds from sale of land	10	—
Proceeds from sale of investment securities	—	1
Net cash used in investing activities	(62)	(30)

Cash flows from financing activities:
Issuance of common stock under employee stock plans	24	8
Treasury stock repurchases	(40)	—
Return of Capital to Agilent	—	(49)
Excess tax benefit from share-based plans	—	3
Net cash used in financing activities	(16)	(38)

Effect of exchange rate movements	6	(8)

Net increase in cash and cash equivalents	137	84

Cash and cash equivalents at beginning of period	483	810
Cash and cash equivalents at end of period	$620	$894

(a) Cash payments included in operating activities:
Income tax payments, net	$8	$22
Restructuring payments	$3	$1
Interest payments on senior notes	$22	$24

The preliminary cash flow is estimated based on our current information.

KEYSIGHT TECHNOLOGIES, INC.
RECONCILIATION OF REVENUE EXCLUDING CURRENCY IMPACTS AND M&A
(in millions)
(Unaudited)
PRELIMINARY

			Percent
	Q2'16	Q2'15	Inc/(Dec)
GAAP Revenue	$731	$740	(1)%
Acquisition related fair value adjustments	4	—	—
Non-GAAP Revenue	$735	$740	(1)%
Currency Impacts	3	—	—
Non-GAAP Revenue, net of currency impacts	$738	$740	— %
Less revenue from acquisitions included in segment results	(51)	—	—
Core Revenue	$687	$740	(7)%

Non GAAP Revenue is defined to exclude the fair value adjustments to acquisition related deferred revenue balances for the Anite acquisition.

Core revenue is defined as Non- GAAP revenue excluding the impact of currency and acquisitions.

Management believes that these measures provide useful information to investors by reflecting an additional way of viewing aspects of Keysight's operations that, when reconciled to the corresponding GAAP measures, help our investors to better identify underlying growth trends in our business and facilitate easier comparisons of our revenue performance with prior and future periods and to our peers. We excluded the effect of recent acquisitions because the nature, size and number of these can vary dramatically from period to period and between us and our peers, which we believe may obscure underlying business trends and make comparisons of long-term performance difficult.

The preliminary reconciliation of GAAP to Core revenue is based on our current information.

KEYSIGHT TECHNOLOGIES, INC.
NON-GAAP GROSS PROFIT AND INCOME FROM OPERATIONS RECONCILIATION
THREE AND SIX MONTHS ENDED APRIL 30, 2016
(in millions, except where noted)
(Unaudited)
PRELIMINARY

Reconciliation of Gross Profit to Non-GAAP Gross Profit

	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2016	2015	2016	2015
Gross Profit, as reported	$406	$416	$798	$799
Intangible amortization	10	2	19	4
Acquisition and integration costs	1	—	1	—
Acquisition related fair value adjustments	4	—	9	—
Separation and related costs	—	—	—	1
Share based compensation	4	4	7	8
Other	—	—	2	—
Non-GAAP Gross Profit	$425	$422	$836	$812

GAAP Gross Margin	55.5%	56.3%	54.9%	55.5%
Non-GAAP Gross Margin	57.8%	57.1%	57.2%	56.4%

Reconciliation of Income from operations to Non-GAAP Income from operations

	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2016	2015	2016	2015
Income from operations, as reported	$95	$133	$193	$220
Intangible amortization	11	2	22	4
Acquisition and integration costs	5	—	7	—
Acquisition related fair value adjustments	4	—	9	—
Separation and related costs	5	5	10	12
Share based compensation	13	13	29	42
Other	2	1	(6)	—
Non-GAAP income from operations	$135	$154	$264	$278

Income from operations as a percent of revenue	13.0%	18.0%	13.3%	15.3%
Non-GAAP income from operations as a percent of revenue	18.3%	20.9%	18.1%	19.3%

We provide non-GAAP gross profit, non-GAAP gross margin, non-GAAP income from operations and non-GAAP income from operations as a percent of revenue in order to provide meaningful supplemental information regarding our operational performance and our prospects for the future. These supplemental measures exclude, among other things, charges related to the amortization of intangibles, the impact of restructuring and related costs, asset impairments, acquisition and integration costs, share based compensation, separation and related costs and acquisition related fair value adjustments. Some of the exclusions, such as impairments, may be beyond the control of management. Further, some may be less predictable than revenue derived from our core businesses (the day to day business of selling our products and services). These reasons provide the basis for management's belief that the measures are useful.

Our management uses non-GAAP measures to evaluate the performance of our core businesses, to estimate future core performance and to compensate employees. Since management finds this measure to be useful, we believe that our investors benefit from seeing our results “through the eyes” of management in addition to seeing our GAAP results. This information facilitates our management’s internal comparisons to our historical operating results as well as to the operating results of our competitors.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary reconciliation from GAAP gross profit and income from operations to Non-GAAP gross profit and income from operations is estimated based on our current information.

KEYSIGHT TECHNOLOGIES, INC.
NON-GAAP NET INCOME AND DILUTED EPS RECONCILIATIONS
(In millions, except per share amounts)
(Unaudited)
PRELIMINARY

	Three Months Ended				Six Months Ended
	April 30,				April 30,
	2016	Diluted EPS	2015	Diluted EPS	2016	Diluted EPS	2015	Diluted EPS
GAAP Net income	$88	$0.51	$96	$0.56	$152	$0.88	$166	$0.97
Non-GAAP adjustments:
Intangible amortization	11	0.06	2	0.01	22	0.13	4	0.02
Share Based Compensation	13	0.08	13	0.08	29	0.17	42	0.25
Acquisition and integration costs	5	0.03	—	—	5	0.03	—	—
Acquisition related fair value adjustments	4	0.02	—	—	9	0.05	—	—
Separation and related costs	5	0.03	5	0.03	10	0.06	12	0.07
Other	2	0.01	3	0.01	(4)	(0.02)	2	0.01
Adjustment for taxes (a)	(22)	(0.13)	1	0.01	(22)	(0.13)	(10)	(0.06)
Non-GAAP Net income	$106	$0.61	$120	$0.70	$201	$1.17	$216	$1.26

Weighted average shares outstanding - diluted (in millions) 172 171 172 171

(a) The adjustment for taxes excludes tax benefits that management believes are not directly related to ongoing operations and which are either isolated or cannot be expected to occur again with any regularity or predictability. For the six months ended April 30, 2016 and 2015, management uses a non-GAAP effective tax rate of 17% , that we believe to be indicative of on-going operations.

Historical amounts are reclassified to conform with current presentation.

We provide non-GAAP net income and non-GAAP net income per share amounts in order to provide meaningful supplemental information regarding our operational performance and our prospects for the future. These supplemental measures exclude, among other things, charges related to the amortization of intangibles, the impact of restructuring and related costs, asset impairments, acquisition and integration costs, share based compensation, separation and related costs and acquisition related fair value adjustments. Some of the exclusions, such as impairments, may be beyond the control of management. Further, some may be less predictable than revenue derived from our core businesses (the day to day business of selling our products and services). These reasons provide the basis for management's belief that the measures are useful.

Intangible amortization include non-cash intangible amortization recognized in connection with acquisitions.

Share-based compensation includes expense for all share-based payment awards made to our employees and directors including employee stock option awards, restricted stock units, employee stock purchases made under our employee stock purchase plan (“ESPP”) and performance share awards granted to selected members of our senior management under the long-term performance plan (“LTPP”) based on estimated fair values.

Acquisition and Integration costs include all incremental expenses incurred to effect a business combination which have been expensed during the period. Such acquisition costs may include advisory, legal, accounting, valuation, and other professional or consulting fees. Such integration costs may include expenses directly related to integration of business and facility operations, information technology systems and infrastructure and other employee-related costs.

Acquisition related fair value adjustments includes business combination accounting effects from the acquisition including reduction in revenue and increase in cost of sales due to the respective estimated fair value adjustments to deferred revenue and inventory.

Separation and related costs include all incremental expenses incurred in order to effect the separation of Keysight from Agilent, including the cost of new hires specifically required to operate two separate companies. The intent is to only include in non-GAAP expenses what would not have been incurred if we had no plan to spin-off. These costs include, among other things, branding, legal, accounting and other advisory fees and other costs to separate and transition from Agilent.

Our management uses non-GAAP measures to evaluate the performance of our core businesses, to estimate future core performance and to compensate employees. Since management finds this measure to be useful, we believe that our investors benefit from seeing our results “through the eyes” of management in addition to seeing our GAAP results. This information facilitates our management’s internal comparisons to our historical operating results as well as to the operating results of our competitors.

Our management recognizes items such as amortization of intangibles, restructuring charges etc. that can have a material impact on our cash flows and/or our net income. Our GAAP financial statements including our statement of cash flows portray those effects. Although we believe it is useful for investors to see core performance free of special items, investors should understand that the excluded items are actual expenses that may impact the cash available to us for other uses. To gain a complete picture of all effects on the company’s profit and loss from any and all events, management does (and investors should) rely upon the GAAP income statement. The non-GAAP numbers focus instead upon the core business of the company, which is only a subset, albeit a critical one, of the company’s performance.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary non-GAAP net income and diluted EPS reconciliation is estimated based on our current information.

KEYSIGHT TECHNOLOGIES, INC.
NON-GAAP RESULTS INFORMATION
(In millions, except where noted)
(Unaudited)
PRELIMINARY

Keysight

	Q2'16	Q2'15	Q1'16
Revenues	$735	$740	$726
Gross Margin %	57.8%	57.1%	56.6%
Income from Operations	$135	$154	$129
Operating Margin %	18.3%	20.9%	17.8%

Measurement Solutions

	Q2'16	Q2'15	Q1'16
Revenues	$639	$638	$631
Gross Margin %	60.6%	59.3%	59.2%
Income from Operations	$124	$136	$116
Operating Margin %	19.5%	21.3%	18.3%

Customer Support and Services

	Q2'16	Q2'15	Q1'16
Revenues	$96	$102	$95
Gross Margin %	39.3%	43.8%	39.6%
Income from Operations	$11	$18	$13
Operating Margin %	11.2%	18.2%	13.9%

Income from operations reflect the results of our reportable segments under Keysight's management reporting system which are not necessarily in conformity with GAAP financial measures. Income from operations of our reporting segments exclude, among other things, charges related to the amortization of intangibles, share based compensation, the impact of restructuring charges, asset impairment, acquisition and integration costs, acquisition related fair value adjustments and separation and related costs.

Non-GAAP revenue for Measurement Solutions excludes the impact of fair value adjustments to acquisition related deferred revenue balances for the Anite acquisition of $4M for Q2'16, $5M for Q1'16 and zero for Q2'15, respectively.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary segment information is estimated based on our current information.

KEYSIGHT TECHNOLOGIES, INC.
RECONCILIATION OF NON-GAAP REVENUE BY REGION
(in millions)
(Unaudited)
PRELIMINARY

	GAAP Revenue			Acquisition related fair value adjustments	NON-GAAP Revenue
Revenue by Region	Q2'16	Q2'15	Percent Inc/(Dec)	Q2'16	Q2'16	Q2'15	Percent Inc/(Dec)

Americas	$257	$282	(9)%	$1	$258	$282	(8)%
Europe	136	123	11%	1	137	123	11%
Japan	85	92	(7)%	—	85	92	(7)%
Asia Pacific ex-Japan	253	243	4%	2	255	243	4%
Total Revenue	$731	$740	(1)%	$4	$735	$740	(1)%

Non-GAAP Revenue is defined to exclude the fair value adjustments to acquisition related deferred revenue balances for the Anite acquisition.

The preliminary reconciliation of revenue by region is estimated based on our current information.

KEYSIGHT TECHNOLOGIES, INC.
RECONCILIATION OF NON-GAAP REVENUE BY MARKET
(in millions)
(Unaudited)
PRELIMINARY

	GAAP Revenue			Acquisition related fair value adjustments	NON-GAAP Revenue
Revenue by Market	Q2'16	Q2'15	Percent Inc/(Dec)	Q2'16	Q2'16	Q2'15	Percent Inc/(Dec)

Aerospace & Defense	$160	$156	3%	$—	$160	$156	3%
Industrial/Computer/Semi-conductor	323	337	(4)%	—	323	337	(4)%
Communications	248	247	—%	4	252	247	2%
Total Revenue	$731	$740	(1)%	$4	$735	$740	(1)%

Non-GAAP Revenue is defined to exclude the fair value adjustments to acquisition related deferred revenue balances for the Anite acquisition.

The preliminary non-GAAP revenue by market information is estimated based on our current information.